SUBITEM 77Q1  Exhibits


FEDERATED WORLD INVESTMENT
 SERIES INC
ARTICLES SUPPLEMENTARY
Federated World Investment
 Series Inc
a Maryland corporation
having its principal
office in the City of
Baltimore Maryland and
 a registered openend
 Company under the
Investment Company Act
of 1940 the "Corporation"
 hereby certifies to the
State Department
of Assessments and
 Taxation of Maryland that
FIRST The Corporation
is authorized to issue
 three billion
3000000000 shares of
common stock all of
which have a par value
 of one tenth of a cent
001 per share with an
 aggregate par value
of 3000000 These Articles
 Supplementary do
not increase the total
authorized capital stock
of the Corporation or
the aggregate par value
thereof
SECOND	The Board of
 Directors of the
 Corporation hereby
 reclassifies i 25000000
 shares of the authorized
and unissued shares of
Federated International
 High Income Fund Class
 B Shares ii 25000000 of
the authorized and
unissued shares of Federated
International High Income
Fund Class C Shares int
o authorized but unissued
 shares as follows
Class	Number of Shares
Federated International High
 Income Fund Class F
50000000 THIRD Immediately
 before the reclassif
ication of shares as
 set forth in Article
SECOND hereto the
Corporation was authorized
 to issue three billion
1000000000 shares of
common stock all of which
were of a par value of
one tenth of a cent 001
 per share having an
aggregate par value of
 three million dollars 3
000000 which were
classified as follows
Class	Number of Shares
Federated International
Value Fund Class A Shares
300000000 Federated
International Value Fund
 Class B Shares
200000000 Federated
 International Value Fund
Class C Shares
200000000 Federated
International Capital
 Appreciation Fund
Class A Shares 500000000
Federated International
 Capital Appreciation Fund
Class B Shares	500000000
Federated International
 Capital Appreciation Fund
 Class C Shares	400000000
Federated International
High Income Fund Class A
Shares	100000000
Federated International
 High Income Fund Class B
Shares	100000000
Federated International
 High Income Fund Class C
Shares	100000000
Federated International
 Small Company Fund Class
A Shares 200000000
Federated International
Small Company Fund Class
B Shares 200000000
Federated International
Small Company Fund Class
C Shares 200000000
Following the aforesaid
reclassification of share
s as set forth in Article
 SECOND hereto the
Corporation will be
authorized to issue three
 billion 3000000000 shares
 of common stock all
of which have a par
value of one tenth of
a cent 001 per share with
 an aggregate par value of
3000000 classified as follows
Class	Number of Shares
Federated International
 Value Fund Class A Shares
300000000 Federated
 International Value
Fund Class B Shares
200000000 Federated
 International Value
 Fund Class C Shares
200000000 Federated
 International Capital
Appreciation Fund
Class A Shares 500000000
Federated International
 Capital Appreciation Fund
Class B Shares	500000000
Federated International
 Capital Appreciation Fund
Class C Shares	400000000
Federated International
 High Income Fund Class A
 Shares	100000000
Federated International
 High Income Fund Class B
Shares	75000000
Federated International
 High Income Fund Class C
Shares	75000000
Federated International
High Income Fund Class F
Shares	50000000
Federated International
 Small Company Fund Class
 A Shares	200000000
Federated International
Small Company Fund Class
 B Shares	200000000
Federated International
 Small Company Fund Class
C Shares	200000000
FOURTH	The shares of
common stock of the
 Corporation reclassified
 hereby shall
be subject to all of the
 provisions of the Corpor
ation's Charter relating
to shares of stock of the
Corporation generally
and shall have the prefere
nces conversion and other
 rights voting powers
restrictions limitations
as to dividends qualifi
cations and terms and
conditions of redemption
set forth in Article
FOURTH paragraph b of the
 Articles of Incorporation
 of the Corporation
and as set forth below
      a  Shares having a
 common Fund name shall
be invested in a common
 investment portfolio
and the assets liabilities
income ex
penses dividends and related
liquidation rights
belonging to each investment
 portfolio and alloca
ted among them and among
 the various classes
invested therein shall be
as determined by the Boa
rd of Directors of the
Corporation in
accordance with law
      b  At such times
which may vary between a
nd among the holders of
particular classes of
stock invested in a common
 investment portfolio
 as may be determined by
the Board of
Directors or with the
authorization of the Boa
rd of Directors by the
officers of the Corpora
tion
in accordance with the
Investment Company Act of
1940 as amended applicable
rules and
regulations thereunder
and applicable rules and
 regulations of the
National Association of
Securities Dealers Inc
and reflected in the p
ertinent registration
 statement of the Corporation
shares of any particular
 class of stock invested
 in any common investment
 portfolio of the
Corporation may be
 automatically converted
 into shares of another
class of stock invested in the
same common investment
 portfolio of the Corporat
ion based on the relative
 net asset values of
such classes at the time
 of conversion subjec
t however to any conditions
 of conversion that
may be imposed by the
Board of Directors or wit
h the authorization of
 the Board of Directors
by the officers of the
Corporation and reflect
ed in the pertinent
registration statement
of the Corporation
as aforesaid

     FIFTH  The stock has
been reclassified
 by the Board of Directors
 under the authority
contained in the Charter
of the Corporation
     SIXTH These Articles
Supplementary will
 become effective
 immediately upon
filing with the State
Department of Assessments
 and Taxation of Maryland
       THE REMAINDER OF
 THIS PAGE INTENTIONALLY
 LEFT BLANK



	IN WITNESS WHEREOF
 the Corporation has
 caused these presents
 to be signed in its
name and on its behalf
 by its President
and Assistant Secretary
 on May 25 2007  The
undersigned President
and Assistant Secretary a
cknowledge that these
 Articles Supplementary
are the act of the
 Corporation that to the be
st of their knowledge
 information and belief all
matters and facts set
forth herein relating to
 the authorization and
approval of these Articles
 of Supplementary are true
in all material respec
ts and that this statement
 is made under the
penalties
of perjury
WITNESS	FEDERATED
WORLD INVESTMENT SERIES
INC




s Andrew P Cross
s J Christopher Donahue
Andrew P Cross
J Christopher Donahue
Assistant Secretary
	President